UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective November 20, 2012, Cardinal Ethanol, LLC (the "Company") entered into an Eleventh Amendment of Construction Loan Agreement (the "Amendment") which amended the Construction Loan Agreement originally dated December 19, 2006 with First National Bank of Omaha. The Amendment waives the Company's violation for the fiscal quarter ended September 30, 2012 of the fixed charge coverage ratio covenant in the Construction Loan Agreement. In addition, the Amendment changes the calculation of the covenant measuring the fixed charge coverage ratio for three fiscal quarters beginning October 1, 2012 through June 30, 2013. It will now be measured on a stand alone quarterly basis, reverting to the rolling four quarter basis beginning July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: November 21, 2012	/s/ William Dartt
William Dartt, Chief Financial Officer and Treasurer
(Principal Financial Officer)